IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2015

Dear Shareholder,

1.This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.The management information and proxy statement of Vista Gold Corp. (the “Corporation”) (the  “Information Circular and Proxy Statement”) and the Corporation’s 2014 Annual Report on Form 10-K are available at http://vistagold.investorroom.com/index.php?s=62 and at www.sedar.com.

3.If you want to receive a paper or email copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before April 17, 2015 to facilitate timely delivery.

The 2015 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of the Corporation will be held on May 6, 2015 at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada, at 10:00 a.m. local time.  Only shareholders who owned stock at the close of business on the record date of March 24, 2015 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.  The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.	to receive the annual report to shareholders and the consolidated financial statements of the Corporation, together with the auditor’s report thereon, for the fiscal year ended December 31, 2014;
2.	to elect directors to hold office until the next annual general meeting;
3.	to appoint EKS&H LLLP as auditor to hold office until the next annual general meeting and at a remuneration to be fixed by the Corporation’s Board of Directors through the Audit Committee;
4.

to consider and, if thought appropriate, approve, an ordinary resolution approving the amendments to the Corporation’s Stock Option Plan, as more particularly described in the Information Circular and Proxy

Statement, the full text of which ordinary resolution is set out in Part I to Appendix “B” to the Information Circular and Proxy Statement as the “Stock Option Plan Amendment Resolution”;
5.

to consider and, if thought appropriate, approve, an ordinary resolution approving the amendments to the Corporation’s Long Term Equity Incentive Plan, as more particularly described in the Information Circular and Proxy Statement, the full text of which ordinary resolution is set out in Part II to Appendix “B” to the Information Circular and Proxy Statement as the “LTIP Amendment Resolution”;

6.

approve the Section 162(m) performance goals governing annual incentive compensation for certain officers in connection with the above Stock Option Plan Amendment Resolution and LTIP Amendment Resolution;

7.

to consider and, if thought appropriate, approve, an ordinary resolution approving all unallocated options under the Corporation’s Stock Option Plan, as more particularly described in the Information Circular and Proxy Statement, the full text of which ordinary resolution is set out in Part III to Appendix “B” to the Information Circular and Proxy Statement as the “Unallocated Options Under the Stock Option Plan Resolution”;

8.

to consider and, if thought appropriate, approve, an ordinary resolution approving all unallocated awards under the Corporation’s Long Term Equity Incentive Plan, as more particularly described in the Information Circular and Proxy Statement, the full text of which ordinary resolution is set out in Part IV to Appendix “B” to the Information Circular and Proxy Statement as the “Unallocated Awards Under the LTIP Resolution”; and

9.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each nominee for the Board of Directors and FOR each of the items of business to be brought before the Annual Meeting as described above.

You may access the following proxy materials at http://vistagold.investorroom.com/index.php?s=62 and at www.sedar.com:

•	Notice of the 2015 Annual Meeting of Shareholders;
•	The Company’s 2015 Information Circular and Proxy Statement;
•	The Company’s 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and
•	The form of proxy.

You may access the above proxy materials at http://vistagold.investorroom.com/index.php?s=62 and at www.sedar.com and thereafter, a proxy card online by logging on to www.investorvote.com and entering the control number and account number above your name and address at the top of this letter to vote your shares. We encourage you to review the proxy materials prior to voting.

If you prefer a paper copy of the proxy materials, please call us at 1-866-981-1185, email us at ir@vistagold.com, or send a written request to our offices at the address below:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, CO 80127

Attention: Secretary

If interested, registered shareholders may attend the Annual Meeting in person.  Directions to attend the Annual Meeting where registered shareholders may vote in person can be found on our website at http://vistagold.investorroom.com/index.php?s=62.

If you have any questions about this Notice or the proxy materials, please call 1-866-981-1185 Monday through Friday from the hours of 8:00a.m. to 5:00p.m. Mountain Time.

This Notice also constitutes notice of the Annual Meeting.

Thank you in advance for your participation and for your investment in Vista Gold Corp.

Sincerely,

FREDERICK H. EARNEST

President and Chief Executive Officer